UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 19, 2010

BLUE COAT SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28139	91-1715963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

420 North Mary Avenue

Sunnyvale, California 94085

(408) 220-2200

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 19, 2010, Blue Coat Systems, Inc. (the “Company”) issued a press release announcing that on August 17, 2010 it entered into a memorandum of understanding (“MOU”) with plaintiffs, individual named defendants (“Individual Defendants”) and Ernst & Young LLP (“EY”) to settle the following purported shareholder derivative lawsuits (the “Actions”) that allege claims on behalf of the Company against the Individual Defendants and EY arising from or relating to the alleged backdating of stock options at the Company between 1999 and 2006 and alleged insider trading in 2004: In re Blue Coat Systems, Inc. Derivative Litigation, Case No. 06-cv-03484-JF, filed on August 6, 2006 in the Northern District of California (the “Federal Derivative Action”) and In re Blue Coat Systems, Inc. Derivative Litigation, Case No. 1:06-cv-064854, filed on May 5, 2005 in the Superior Court of the State of California for the County of Santa Clara. In response to the filing and prosecution of the Actions, the Company’s Board of Directors empowered a Special Committee of independent directors with plenary authority to determine whether it was in the best interests of the Company and its stockholders to pursue or otherwise resolve the claims raised in the Actions (as well as any other claims the Special Committee deemed necessary or appropriate for consideration). The Actions are described in greater detail in the Form 10-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 7, 2010.

Under the terms of the MOU, the Company (acting through the Special Committee,), the Individual Defendants (including several of the Company’s current and former directors, officers and employees), EY and the plaintiffs have agreed to settle the Actions, subject to court approval. Should court approval not be obtained the MOU will be of no force and effect.

As part of the settlement, the Company agrees that it has adopted or will adopt certain corporate governance practices (“Governance Practices”) within 60 days of final court approval of the settlement. Appendix 1 to the MOU provides the details of such Governance Practices, some of which include: that the Company will seek disgorgement of certain bonuses or other incentive-based or equity based compensation paid to the Company’s CEO or CFO if the Company is required to restate any interim or annual financial statement included on Form 10-Q or Form 10-K due to the CEO or CFO’s recklessness or intentional misconduct; the Company will have a policy to make equity awards only on a predetermined schedule; at least two-thirds of the members of the Company’s Board of Directors shall be independent; the Company shall review annually the compensation of non-employee Board members including the propriety of compensating such directors with stock options; minimum stock ownership requirements for directors and executive officers; the Compensation Committee will establish and review annually an Equity Award Policy; the Compensation Committee will be composed of directors who were not on the committee during either the Company’s fiscal year 2004 or fiscal year 2005 (which were the years for which the Company’s financials were restated); the Company’s Audit Committee will meet annually with internal personnel and its independent registered public accounting firm to review accounting for stock-based compensation and the Company’s related internal controls and training; and the Audit Committee will appoint at least two members of the Company’s senior management to a “Trading Compliance Committee” that is responsible for managing a program designed to ensure compliance with the Company’s insider trading policy, each as further described in the MOU. The foregoing description of the Governance Practices is only a summary of certain of the Governance Practices contained in Appendix 1 of the MOU and does not describe all of the Governance Practices. This description is qualified in its entirety by reference to Appendix 1 of the MOU, which is filed as Exhibit 10.1 and incorporated herein by reference.

As part of the settlement, the Individual Settling Defendants’ insurance carriers will pay the Company $3,994,208 on the Individual Settling Defendants’ behalf and certain Individual Settling Defendants will repay to the Company a total of $170,000 in previously paid compensation. The total amount to be paid to the Company by the Individual Settling Defendants’ and their insurance carriers is $4,164,208. As well, one Individual Settling Defendant will request that the SEC pay the Company $35,946 in cash previously paid by him in settlement of an action prosecuted by the SEC in connection with the alleged backdating of the Company’s stock options. None of the Individual Settling Defendants who will make payments under the MOU are current directors or officers of the Company.

The MOU contemplates that the parties will enter into a stipulation of settlement, subject to customary conditions, including court approval. If finally approved by the court, the settlement will resolve, among other claims, all of the claims that were or could have been brought in the Actions by plaintiffs, the Company or derivatively by the Company’s stockholders on behalf of the Company, including all claims relating to the facts, transactions, events, occurrences, acts, disclosures, statements, omissions or failures to act which were alleged or could have been alleged in the Actions. In addition, in connection with the settlement and as provided in the MOU, the Company will release the plaintiffs and their counsel from all claims related to the Actions or the released claims and will issue shares of the Company’s common stock valued at $1.775 million to plaintiffs’ counsel to compensate for attorneys’ fees and expenses incurred in connection with the Actions. The number of shares will be determined by dividing $1.775 million by the average daily closing price for the Company’s common stock for the 10 trading days before the date on when the judgment or order approving the settlement in the Federal Derivative Action is no longer subject to appeal, or all appeals have been resolved. Additionally, EY will pay $225,000 in cash to plaintiffs’ counsels to compensate for attorneys’ fees and expenses.

A copy of the press release announcing the MOU is attached as Exhibit 99.1.

Item 8.01.	Other Events.

The disclosure under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Appendix 1 to Memorandum of understanding, dated August 17, 2010.

99.1	Press Release of Blue Coat Systems, Inc., dated August 19, 2010, announcing entry into a memorandum of understanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE COAT SYSTEMS, INC.

DATE: August 19, 2010	By:	/s/ GORDON C. BROOKS
Gordon C. Brooks
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Appendix 1 to Memorandum of understanding, dated August 17, 2010.

99.1	Press Release of Blue Coat Systems, Inc., dated August 19, 2010, announcing entry into a memorandum of understanding.